EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Inuvo, Inc. on Form S-3 (Nos. 333-277878) and Form S--8 (Nos. 333-252403 and 333-266034) of our report dated February 27, 2025, on our audits of the financial statements as of December 31, 2024 and 2023 and for each of the years then ended, which report is included in this Annual Report on Form 10-K to be filed on or about February 27, 2025.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, New Jersey

February 27, 2025